EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DLH Holdings Corp.

Atlanta, Georgia

We consent to the incorporation by reference in this Registration Statement on Form S-3/A1, SEC File Number 333-184912 of our report dated December 13, 2012, relating to the financial statements of DLH Holdings Corp. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the years ended September 30, 2012 and 2011, and to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/WithumSmith+Brown, PC

New York, New York

December 28, 2012